Exhibit 99.1

LQR House Strengthens Its Position by Acquiring Alcohol E-Commerce Platform, Enabling Direct Sales to Consumers

Wednesday, 01 November 2023 08:30

MIAMI BEACH, FL / ACCESSWIRE / November 1, 2023 / LQR House Inc. (the “Company” or “LQR House”) (NASDAQ:LQR), a leading marketing agency specializing in the spirits and beverage industry, is thrilled to announce the acquisition of www.cwspirits.com, one of the most established websites in wine and spirits e-commerce in the USA, granting access to a dedicated customer base of over 125,000.

With this acquisition, LQR House can expand its portfolio and strategically position a wider range of brands to cater to the diverse preferences of consumers. While LQR House has predominantly focused on marketing innovative and unique brands, this acquisition now enables the company to collaborate with more mainstream and well-known brands, delivering their products to an extremely dedicated audience, with the expectation of boosting sales on the platform.

LQR House has a team with over 20 years of e-commerce experience, specializing in website management, design, development, email marketing, and search engine optimization (“SEO”). By owning an alcohol ecommerce platform, the company gains even more control in positioning brands. Through its proprietary SEO methods, LQR House will work to ensure that CWSpirits.com ranks in premium positions on Google, regardless of the user’s location in the USA, for top-selling brands and its innovative and unique brands.

CWSpirits.com has earned its reputation as a platform that enables consumers to discover a wide range of offerings, from exciting new releases, exclusive limited editions, celebrity-affiliated brands, and thoughtfully curated cocktail and mixology content to unique bespoke gifting options. This acquisition is a win-win, benefiting not only LQR House’s marketing clients but also alcohol suppliers by affording them better access to a premier consumer-centric platform for marketing and distributing their brands directly to end users. It’s worth noting that CWSpirits.com is not just a destination for rare finds; it also boasts one of the most extensive collections of mainstream alcohol available online.

Sean Dollinger, CEO of LQR House, expressed his excitement about the acquisition, stating, “This really gives us the competitive advantage as we can now see everything from A-Z. We always knew that our partnership with CWSpirits.com was super valuable, and we are so happy to now own the domain and show our investors that LQR House is a leading force in the alcohol space - when it comes to alcohol marketing and sales. “

About LQR House Inc.

LQR House is a premier marketing agency specializing in the spirits and beverage industry. With an in-depth understanding of market dynamics and an unwavering commitment to innovation, LQR House empowers brands to excel in a fiercely competitive landscape. The company’s expertise encompasses brand development, pioneering marketing strategies, and dynamic influencer partnerships, facilitating clients in achieving their objectives and reaching unprecedented heights. Notably, LQR House distinguishes itself by crafting unique and tailored marketing solutions for alcohol brands. Moreover, the company has forged an exclusive partnership with the specialized alcohol beverage e-commerce platform, CWSpirits.com. This strategic collaboration enables LQR House to measure the return on investment (ROI) of its campaigns by directly correlating them with sales, leveraging AI on CWSpirits.com to enhance the customer experience and consistently drive conversions.

Forward-Looking Statements

Certain statements in this announcement are forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties and are based on the Company’s current expectations and projections about future events that the Company believes may affect its financial condition, results of operations, business strategy and financial needs. Shareholders can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “continue” or other similar expressions. The Company undertakes no obligation to update or revise publicly any forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations that arise after the date hereof, except as may be required by law. These statements are subject to uncertainties and risks including, but not limited to, the uncertainties related to market conditions and the completion of the initial public offering on the anticipated terms or at all, and other factors discussed in the “Risk Factors” section of the registration statement on Form S-1 filed with the SEC. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results and encourages investors to review other factors that may affect its future results in the Company’s registration statement on Form S-1 and other filings with the SEC. Additional factors are discussed in the Company’s filings with the SEC, which are available for review at www.sec.gov.

Investor and Media Contact:
info@lqrhouse.com

SOURCE: LQR House Inc.